Exhibit 10.13

Confidential

THIS AMENDMENT TO OPT-IN, INVESTMENT AND ADDITIONAL CONSIDERATION AGREEMENT (the “Amendment”) is made as of August 2, 2021, to be effective as of January 1, 2021 (“Effective Date”) as part of the License between the Parties (each as defined below).

BETWEEN:

(1)	PYXIS ONCOLOGY, INC., a company incorporated in the state of Delaware, United States, whose office is at 35 CambridgePark Drive, Cambridge, MA 02140 (“Pyxis”); and

(2)

LEGOCHEM BIOSCIENCES INC., a corporation registered in the Republic of Korea whose registered office is at 8-26 Munpyeongseo-ro Daedeok-gu Daejeon City, 34302 Korea, Republic of (South) (“LCB”, together with Pyxis, the “Parties”).

RECITALS

(A)

Pyxis has obtained a license to LCB’s intellectual property directed to LCB67 in order to Develop and Commercialize Licensed Product under a License Agreement, executed between the Parties as of December 1, 2020, as amended by the First Amendment to License Agreement executed between the Parties as of February 25, 2021 (as amended, the “License”).

(B)	In addition, Pyxis and LCB entered into the Opt-In, Investment and Additional Consideration Agreement (the “Opt-In Agreement”), dated December 1, 2020.

(C)	The Parties hereto have agreed to amend the Opt-In Agreement to add certain additional clauses, which they desire to memorialize in this Amendment.

NOW IT IS HEREBY AGREED as follows:

1.	Addition of New Provisions. The Opt-In Agreement is hereby amended by adding new Section 6A as follows:

“6A. In consideration of the Opt-In Payment, within thirty (30) days after the end of each Calendar Quarter during the Term starting with the third Calendar Quarter of 2021 and continuing until the First Commercial Sale of a Licensed Product in the Pyxis Territory, Pyxis shall transfer to LCB an electronic copy of (a) pre-clinical, non-clinical and clinical data (including any material reports containing such data and, upon request, raw data) included in the Pyxis IP, and (b) the following regulatory documentation in Pyxis’s possession and control relating to the Licensed Products: (i) regulatory applications (including all INDs), registrations, licenses, authorizations and approvals, (ii) correspondence and reports submitted to or received from regulatory authorities (including minutes and official contact reports relating to any communications with any regulatory authority) and supporting documents with respect thereto, including adverse event files and complaint files; and (iii) any drug master file, in each case of (a) and (b) that are material, reasonably required or useful for LCB’s Exploitation of Licensed Product in the LCB Territory, and have not been previously transferred to LCB. All data and regulatory documentation referred herein are collectively the “Developed Regulatory Documentation.” Notwithstanding the foregoing, Pyxis’s transfer obligations under this Section shall be limited to Developed Regulatory Documentation that Pyxis has the right to disclose to LCB without violating the terms of any then-existing agreement with any Third Party. LCB, its Affiliates and its sublicenses of the license set forth in Section 2.2 of the License shall have the non-transferable right of reference and right to use any and all Developed Regulatory Documentation in order to (i) perform its obligations under the License, and (ii) Exploit the Licensed Compound and Licensed Product in the LCB Territory, in each case to the extent consistent with the scope of the license set forth in Section 2.2 of the License and subject to the other terms and conditions of the License. For clarity, neither LCB nor its Affiliates or sublicensees shall have any license or right to reference or use the Developed Regulatory Documentation in connection with the Exploitation of any ROFN Eligible Product. The Parties agree that the Developed Regulatory Documentation shall be deemed to be the Confidential Information of Pyxis and Article 7 of the License shall apply thereto.”

Confidential

All other provisions outlined in the Opt-In Agreement remain unchanged, subject to Section 2 below:

2.

Inconsistencies. In the event of any inconsistencies between this Amendment and the Opt-In Agreement, the provisions of this Amendment shall prevail. Except as modified herein, all the terms and conditions of the Opt-In Agreement remain in full force and effect.

3.

Continued Validity of Opt-In Agreement. Except as amended hereby, the Opt-In Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4.

Counterparts. For the convenience of the Parties, this Amendment may be executed in counterparts and by facsimile or email exchange of pdf signatures, each of which counterpart shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed the Opt-In Agreement as of the day and year first above written.

LegoChem Biosciences Inc.	Pyxis Oncology, Inc.

/s/ Yong-Zu Kim	/s/ Lara S. Sullivan

CEO & President	CEO & President